Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Investor Relations	Media Relations
Gene Skayne	Kevin Flanagan
508.323.1080	508.323.1101
gene_skayne@3com.com	kevin_flanagan@3com.com
3Com Reports Third-Quarter Results for Fiscal 2009
MARLBOROUGH, MASS.—March 19, 2009—3Com Corporation (Nasdaq: COMS) today reported financial results for its fiscal 2009 third quarter, which ended February 27, 2009. Revenue in the quarter was $324.7 million, compared to revenue of $336.4 million in the corresponding period in fiscal 2008, a 3.5 percent decrease.
     Net income in the quarter was $1.9 million, or $0.00 per diluted share, compared with a net loss of $7.8 million, or $(0.02) per share, in the third quarter of fiscal year 2008. On a non-GAAP basis, net income was $49.1 million, or $0.13 per diluted share, compared with net income of $34.2 million, or $0.08 per diluted share for the third quarter of fiscal year 2008.
     Revenue for the first nine months of fiscal year 2009 was $1,021.9 million, compared with $973.6 million for the same period in the prior year, a 5.0 percent increase. Year-to-date net income, on a GAAP basis, was $94.6 million, or $0.24 per diluted share, compared with a net loss of $62.1 million, or $(0.16) per diluted share for the first nine months of the prior year. On a non-GAAP basis, net income was $139.4 million, or $0.35 per diluted share, compared with net income of $59.4 million, or $0.15 per diluted share for the first nine months of fiscal year 2008.
     “I am very pleased with 3Com’s performance in the quarter, especially given the current economic conditions,” said Bob Mao, 3Com CEO. “Our China business remained strong in the quarter. Our TippingPoint segment achieved record revenue. The strength in these two segments, combined with stringent cost management allowed us to offset weakness in other geographies and deliver substantially higher year-over-year profit .”
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3Com Reports Third-Quarter Results for Fiscal 2009, p. 2
     In the third quarter, 3Com generated $100 million in cash from operations. 3Com’s cash and cash equivalents balance at February 27, 2009, was $560.0 million.
     Management will host a conference call and Webcast at 4:30 p.m. EDT, Thursday, March 19, 2009, to discuss the company’s financial results and business outlook. To participate on the call, U.S. and international parties may dial (913) 312-1393. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section.
     For those unable to participate on the live call, a 24-hour replay will be available starting at 8:00 p.m. EDT on March 20, 2009, by dialing (719) 457-0820 or (888) 203-1112, confirmation code: 6157425. A replay also will be available over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section. The replay will be available for approximately three weeks after posting.
     Additional financial information is available on the Investor Relations section of our Web site.
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and goals. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably, expand outside of China, maintain and expand in China, improve expense controls while making investments to grow and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended November 28, 2008.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as those items detailed in the tables attached to this press release. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation is a $1.3B global converged network infrastructure supplier that helps customers achieve business success by delivering solutions that provide exceptional value. The Company’s H3C enterprise networking portfolio provides best-in-class performance, efficiency and reliability and delivers unparalleled return on investment. With TippingPoint, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
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3Com Reports Third-Quarter Results for Fiscal 2009, p. 3
Copyright © 2009 3Com Corporation. 3Com, the 3Com logo, H3C and TippingPoint are registered trademarks of 3Com Corporation or its wholly owned subsidiaries in various countries around the world. All other company and product names may be trademarks of their respective holders.

3Com Reports Third-Quarter Results for Fiscal 2009, p. 4
3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended		Nine Months Ended
	February 27,	February 29,	February 27,	February 29,
	2009	2008	2009	2008
Sales	$324,707	$336,390	$1,021,919	$973,625
Cost of sales	138,878	156,716	446,671	492,895

Gross profit	185,829	179,674	575,248	480,730

Operating expenses (income):
Sales and marketing	84,241	82,428	259,143	237,617
Research and development	43,729	50,530	137,330	155,039
General and administrative	30,393	26,268	88,799	78,806
Amortization of intangibles	23,106	25,778	73,330	78,044
Patent dispute resolution	—	—	(70,000)	—
Restructuring charges	2,860	736	7,361	4,308

Operating expenses, net	184,329	185,740	495,963	553,814

Operating income (loss)	1,500	(6,066)	79,285	(73,084)

Interest expense, net	(3,333)	(2,879)	(5,131)	(10,412)
Other income, net	16,528	10,591	45,298	33,345

Income (loss) from operations before income taxes	14,695	1,646	119,452	(50,151)

Income tax provision	(12,828)	(9,486)	(24,878)	(11,967)

Net income (loss)	$1,867	$(7,840)	$94,574	$(62,118)

Basic and diluted income (loss) per share	$0.00	$(0.02)	$0.24	$(0.16)

Shares used in computing basic per share amounts	384,679	400,142	393,868	398,724

Shares used in computing diluted per share amounts	386,377	400,142	395,232	398,724

3Com Reports Third-Quarter Results for Fiscal 2009, p. 5
3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	February 27,	May 31,
	2009	2008
ASSETS

Current assets:
Cash and equivalents	$559,961	$503,644
Notes receivable	85,795	65,116
Accounts receivable, net	114,083	116,281
Inventories, net	107,103	90,831
Other current assets	55,881	34,033

Total current assets	922,823	809,905

Property & equipment, net	43,828	54,314
Goodwill	609,297	609,297
Intangibles, net	203,838	278,385
Deposits and other assets	21,941	23,229

Total assets	$1,801,727	$1,775,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$71,636	$90,280
Current portion of long-term debt	61,000	48,000
Accrued liabilities and other	415,068	366,181

Total current liabilities	547,704	504,461

Deferred taxes and long-term obligations	40,129	22,367
Long-term debt	152,000	253,000
Stockholders’ equity	1,061,894	995,302

Total liabilities and stockholders’ equity	$1,801,727	$1,775,130

3Com Reports Third-Quarter Results for Fiscal 2009, p. 6
3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, except margin and per-share data)
(unaudited)
TABLE C

	Three Months Ended		Nine Months Ended
	February 27,	February 29,	February 27,	February 29,
	2009	2008	2009	2008
GAAP net income (loss)	$1,867	$(7,840)	$94,574	$(62,118)
Restructuring	2,860	736	7,361	4,308
Amortization of intangibles	23,106	25,778	73,330	78,044
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	57	—	11,176
Patent dispute resolution [b]	—	—	(70,000)	—
TippingPoint special admin costs [c]	—	—	800	—
Stock-based compensation expense [d]	5,663	5,544	17,743	15,413
Acquiree expensed acquisition costs [e]	—	2,988	—	10,588
Legal contingency accruals [f]	2,400	—	2,400	—
Impairment of property and equipment [g]	1,150	—	1,150	—
Gain on sales of assets [h]	—	(1,225)	—	(6,155)
(Gain) loss on insurance settlement [i]	—	2,066	—	2,066
Charge related to change in tax rates [j]	12,083	6,056	12,083	6,056

Non-GAAP net income	$49,129	$34,160	$139,441	$59,378

GAAP net income (loss) per share	$0.00	$(0.02)	$0.24	$(0.15)
Restructuring	0.01	0.00	0.02	0.01
Amortization of intangibles	0.07	0.06	0.19	0.19
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	0.00	—	0.03
Patent dispute resolution [b]	—	—	(0.18)	—
TippingPoint special admin costs [c]	—	—	0.00	—
Stock-based compensation expense [d]	0.01	0.01	0.04	0.04
Acquiree expensed acquisition costs [e]	—	0.01	—	0.03
Legal contingency accruals [f]	0.01	—	0.01	—
Impairment of property and equipment [g]	0.00	—	0.00	—
Gain on sales of assets [h]	—	(0.00)	—	(0.02)
(Gain) loss on insurance settlement [i]	—	0.01	—	0.01
Charge related to change in tax rates [j]	0.03	0.01	0.03	0.01

Non-GAAP net income per share, diluted	$0.13	$0.08	$0.35	$0.15

Shares used in computing diluted per share amounts	386,377	404,502	395,232	403,544

[a]	Results from our 49% H3C acquisition transaction.

[b]	Resolution of Realtek patent dispute.

[c]	Costs incurred in the second quarter to facilitate operation of TippingPoint as a more autonomous business.

[d]	Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended		Nine Months Ended
	February 27,	February 29,	February 27,	February 29,
	2009	2008	2009	2008
Cost of sales	596	496	1,916	1,403
Sales and marketing	1,599	1,753	4,970	4,146
Research and development	768	1,100	2,545	2,794
General and administrative	3,144	2,195	8,756	7,070
Note: $444 thousand of stock-based compensation in the three and nine months have been recorded to restructuring expense

[e]	These expenses relate to the proposed acquisition of the Company in September 2007, which was terminated in April 2008.

[f]	Accruals for contingencies relating to ongoing patent litigation.

[g]	Impairment charge related to the Company’s land in Hemel. UK.

[h]	The gain relates to a patent sale in fiscal 2008.

[i]	This loss relates to the recording of costs associated with our closed Hemel facility in fiscal 2008.

[j]	These expenses result from a change in the statutory rate used to compute the income tax provision in the PRC.